UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2022

Date of Report (Date of earliest event reported)

Golden Path Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-440519	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue,

New York, New York 10017

(Address of Principal Executive Offices, and Zip Code)

(917) 267-4569

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GPCO	The Nasdaq Stock Market LLC
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/10 of an ordinary share	GPCOU	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	GPCOR	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half ordinary share	GPCOW	The Nasdaq Stock Market LLC

Item 8.	Other Events.

On June 22, 2022, Golden Path Acquisition Corporation (the “Company”) issued a press release announcing that the Company’s sponsor, Greenland Asset Management Corporation (the “Sponsor”), has deposited into the Company's trust account (the "Trust Account") an aggregate of $191,667, representing $0.033 per public share of the Company, in order to extend the period of time the Company has to consummate a business combination by one month to July 24, 2022, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Sponsor plans to extend such period of time additional eight times to complete its initial business combination as necessary, each by an additional one months, up to March 24, 2023, by depositing $191,667 each time and up to an aggregate amount of $1,533,333 into the Trust Account, representing up to an additional $0.267 per public share, in connection with such additional extensions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Path Acquisition Corporation

Dated: June 22, 2022	By:	/s/ Shaosen Cheng
	Name:	Shaosen Cheng
	Title:	Chief Executive Officer

3